SECURED PROMISSORY NOTE

DATA443 RISK MITIGATION, INC.,

AS PAYOR

MODEVITY, LLC,

AS HOLDER

____________, 2018

SECURED PROMISSORY NOTE

$750,000.00	Raleigh, North Carolina
__ __________, 2018

THIS SECURED PROMISSORY NOTE (the “Note”) is being issued and executed by DATA443 RISK MITIGATION, INC., a North Carolina corporation (“Payor”), in favor of and being delivered to MODEVITY, LLC, a Pennsylvania limited liability company (“Holder”) in connection with, and pursuant to, that certain Asset Purchase Agreement concurrently executed by and between Payor and Holder (the “Purchase Agreement”). This Note is intended to embody that portion of the Purchase Price (as defined in the Purchase Agreement) which is payable to Holder pursuant to Section 4.3.2.(d) of the Purchase Agreement, and is the same Note as attached to the Purchase Agreement as Exhibit 4.3.2.(d). Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as set forth in the Purchase Agreement.

FOR VALUE RECEIVED, Payor does hereby unconditionally promise to pay to the order of Holder the original principal balance of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) in legal and lawful money of the United States of America, pursuant to the following terms and conditions:

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PAYMENT OBLIGATIONS

1.1 Required Payments. Payments of principal (no interest is charged hereunder) shall be made in ten (10) equal monthly principal installments of SEVENTY FIVE THOUSAND DOLLARS ($75,000). Said payments shall begin on the thirtieth (30th) day following the Closing Date, and continue thereafter on the same day of each successive month until the ten (10) month anniversary of the Closing Date (the “Maturity Date”), at which time the entire remaining principal amount, plus any and all accrued interest and all other amounts due hereunder, shall be due and payable.

1.2 Default Interest Rate. Without limitation on Holder’s other rights and remedies, upon the earliest to occur of an Event of Default or the Maturity Date, accelerated or otherwise, and until payment in full of the amount due hereunder, the rate of interest accruing on the unpaid principal balance shall be at the rate equal to the highest rate permitted under applicable law (the “Default Rate”), from and after the date of the Event of Default, irrespective of the acceleration of the unpaid principal balance. This Section 1.2 shall not be construed as an agreement or privilege to extend the date upon which payment in full is due hereunder, or a waiver of any other right or remedy available to Holder hereunder.

1.3 Prepayments. Payor shall have the right, at any time, to prepay any unpaid principal or interest due hereunder without penalty.

1.4 Delivery of Payments. All payments under this Note, whether of principal or interest, or both, shall be made to Holder in lawful money of the United States at such place as Holder shall designate in writing to Payor, without any offset, reduction, or recoupment whatsoever, unless expressly provided to the contrary herein. All payments shall be applied first against outstanding fees and damages, then against accrued interest, and then applied in reduction of the principal sum due hereunder. Upon assignment of the interest of Holder in this Note, Payor shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

1.5 Illegality. Nothing in this Note shall be construed or shall operate, either presently or prospectively, (a) to require Payor to pay interest at a rate greater than is at any time lawful in such case to contract for but shall require payment of interest only to the extent of such lawful rate; or, (b) to require Payor to make any payment or do any act contrary to law. If it should be held that the interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder (whether included in the face amount or otherwise) shall be reduced to the maximum amount permitted by law, and any excess of the said maximum amount permitted by law shall be cancelled automatically and, at the option of Holder, if theretofore or thereafter paid, shall be either refunded to Payor or credited to the principal balance of this Note (without prepayment penalties) and applied to the payment of the last maturing installment or installments of the indebtedness evidenced hereby (whether or not then due and payable) and not to the payment of interest.

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1.6 Security Interest. This Note is secured by a security interest granted by Payor to Holder pursuant to a Security Agreement concurrently executed by Payor and Holder (the “Security Agreement”). This Note is subject to all terms and conditions of the Security Agreement. Payor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Payor, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then Holder will be entitled to, among other relief to which the Holder may be entitled under this Note, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit Holder to exercise all of its rights and remedies pursuant to the Security Agreement and/or applicable law. PAYOR EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, PAYOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE, OR INHIBIT IN ANY WAY THE ABILITY OF HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE SECURITY AGREEMENT AND/OR APPLICABLE LAW. Payor hereby consents to any motion for relief from stay that may be filed by Holder in any bankruptcy or insolvency proceeding initiated by or against Payor and, further, agrees not to file any opposition to any motion for relief from stay filed by Holder. Payor represents, acknowledges, and agrees that this provision is a specific and material aspect of this Note and the Purchase Agreement, and that Holder would not agree to the terms of the Purchase Agreement if this waiver were not a part of this Note. Payor further represents, acknowledges, and agrees that (i) this waiver is knowingly, intelligently, and voluntarily made; (ii) neither Holder nor any person acting on behalf of Holder has made any representations to induce this waiver; and, (iii) Payor has been represented (or has had the opportunity to he represented) in the signing of this Note and all Transaction Documents and in the making of this waiver by independent legal counsel selected by Payor and that the Payor has discussed this waiver with counsel.

1.7 Purchase Agreement. This Note is entitled to the benefits of, and is subject to the terms contained in, the Purchase Agreement.

1.8 Covenants Agreements. This Note is entitled to the benefits of, and is subject to the terms contained in, that certain Business Covenants Agreement concurrently executed pursuant to the Purchase Agreement (the “Covenants Agreement”).

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EVENTS OF DEFAULT AND REMEDIES

2.1 Events of Default. An “Event of Default” hereunder shall mean any of the following:

(a) If a default shall be made in the payment of any installment of principal or interest or any other amount due hereunder, as when due and payable and continuing for a period of ten (10) days following written notice thereof by Holder to Payor.

(b) If under any of the Transaction Documents, an Event of Default shall have occurred, as such term is defined in the particular Transaction Document.

(c) Any representation or warranty made in (i) this Note; (ii) any of the Transaction Documents; (iii) any written statement pursuant hereto or thereto; or, (iv) any other report, financial statement, or certificate made or delivered to Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(d) The common stock of Payor shall not be eligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within ten (10) trading days;

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(e) If at any time Holder fails to have a first priority perfected security interest in the Collateral; or

(f) Payor shall be subject to a Bankruptcy Event. For purposes of this Note, the term “Bankruptcy Event” means any of the following events: (a) Payor commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Payor; (b) there is commenced against Payor any such case or proceeding that is not dismissed within sixty (60) calendar days after commencement; (c) a Payor is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) Payor suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) Payor makes a general assignment for the benefit of creditors; (f) Payor calls a meeting of its creditors with a view to arranging a composition, adjustment, or restructuring of its debts; or, (g) Payor, by any act or failure to act, expressly indicates its consent to, approval of, or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

(g) If Payor’s business suspends business or ceases to exist.

2.2 Acceleration. At any time after the occurrence of an Event of Default and until such time as the Event of Default is cured and no longer existing, Holder may, by written notice sent to Payor, declare the entire amount of this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. However, if Payor pays to Holder all scheduled installments of principal and interest due and owing (without regard to any acceleration hereunder) within ten (10) days of receipt of the notice referred to herein, then this Note shall be reinstated and such acceleration shall be deemed rescinded. No such rescission or reinstatement shall affect any subsequent Event of Default.

2.3 Remedies. Upon acceleration by Holder, Holder shall be entitled to those remedies contained in the Security Agreement and all other legal and equitable rights available under applicable law. The remedies of Holder shall be distinct and cumulative, and may be pursued singly, successively, or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other further exercise of the same or any other right or remedy. Holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of Holder.

2.4 Confession of Judgment for Possession.

(a) Payor, without further consent of or notice thereto, hereby irrevocably and unconditionally authorizes the prothonotary, clerk of court, or any attorney of any court of record in the Commonwealth of Pennsylvania, or any other jurisdiction, as attorney for Payor to appear for Payor in such court and, with or without one or more complaints filed, confess judgment or judgments against Payor in favor of Holder, and its successors and assigns, at any time following the occurrence and continuance of an event of default hereunder for all amounts due under this Note, with release of all errors and waiver of any right to a stay of execution, for which this Note or a verified copy hereof shall be sufficient warrant. The authority to enter judgment solely for possession of the Collateral, as defined in the Security Agreement, shall not be exhausted by one exercise hereof, but, to the extent permitted by law, shall continue from time to time until full payment of all amounts hereunder. The foregoing right and remedy is in addition to and not in lieu of any other right or remedy available to Holder under this Note or otherwise.

(b) Payor, being fully aware of the right to prior notice and a hearing concerning the validity of any and all claims that may be asserted against Payor by Holder before a judgment can be rendered hereunder or before execution may be levied on such judgment against the Collateral, hereby waives these rights and agrees and consents to judgment being entered by confession for possession of the Collateral, in accordance with the terms hereof without first giving notice and the opportunity to be heard on the validity of the claim or claims upon which such judgment is entered.

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(c) Holder may confess one or more judgments in the same or different jurisdictions for all amounts owing hereunder, without regard to whether judgment has theretofore been confessed on more than one occasion for the same amount. In the event any judgment confessed against Payor hereunder is stricken or opened upon application by or on Payor’s behalf for any reason, Holder is hereby authorized and empowered to again appear for and confess judgment against Payor for any part or all of the amounts owing hereunder, as provided for herein, if doing so will cure any errors or defects in such prior proceedings.

(d) Payor acknowledges and agrees that Holder may, after entry of judgment, foreclose upon, attach, levy, take possession of or otherwise seize the Collateral in full payment of the judgment, including but not limited to the passwords and codes for the AraLoc Business Assets, as defined in the Purchase Agreement. Being fully aware of its rights after judgment is entered, Payor hereby freely, knowingly and intelligently waives these rights and expressly agrees and consents to Holder taking such actions as may be permitted under applicable law without prior notice to Payor.

III

ADDITIONAL PROVISIONS

3.1 Waiver. The granting, without notice, of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenant, condition or agreement contained herein, or the granting of any other indulgences to Payor, or any other modification or amendment of this Note shall in no way release or discharge the liability of Payor, or of any endorser, guarantor or other person secondarily liable for this Note. Payor and any other persons presently liable hereon agree that additional makers, endorsers, guarantors or sureties may become parties hereto or liable hereon without notice to them and without affecting their liability hereunder. Unless agreed to the contrary in writing, failure or delay on the part of Holder to enforce any provision of this Note shall not be deemed a waiver of any such provision, nor shall the Holder be estopped from enforcing any such provision at a later time.

3.2 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Payor, which is absolute and unconditional, to pay the principal, accrued interest, and all other amounts due hereunder, at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Payor.

3.3 Amendment and Assignability. This Note may be amended or modified only by a writing signed by all parties. This Note shall apply to and bind Payor and each of its successors and assigns. Payor may not assign its obligations under this Note without Holder’s prior written consent, and any such assignment shall not relieve Payor of its obligations hereunder.

3.4 Selected Provisions of the Purchase Agreement. To the extent not expressly inconsistent with this Note, and applying all necessary revisions to apply to this Note, Sections 3.3 and 3.4, and Article XVI of the Purchase Agreement are hereby expressly incorporated herein by reference as if set forth in full herein.

3.5 Waiver of Jury Trial. PAYOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WHETHER ARISING OUT OF, UNDER OR BY REASON OF THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY ASSIGNMENT OR TRANSACTION THEREUNDER. PAYOR UNDERSTANDS THAT HOLDER IS RELYING ON THIS WAIVER IN MAKING THE LOAN EVIDENCED BY THIS NOTE.

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IV

EXECUTION

Payor hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Note, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Note.

PAYOR:

DATA443 RISK MITIGATION, INC.,
a North Carolina corporation

BY:	___________________________
NAME:	_________________________
TITLE:	________________________
DATED:	__________________

ACCEPTANCE AND ACKNOWLEDGEMENT

Holder hereby accepts receipt of this Note and acknowledges that said acceptance shall serve as evidence of payment of part of the Purchase Price under the Purchase Agreement.

HOLDER:

MODEVITY, LLC,
a Pennsylvania limited liability company

BY:	___________________________
NAME:	________________________
TITLE:	_________________________
DATED	: ________________________

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